Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Tivic Health Systems, Inc. (the “Company”) for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Handley, Chief Executive Officer of the Company, and Lisa Wolf, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 30, 2026	By:	/s/ Michael Handley
Michael Handley
Chief Executive Officer (Principal Executive Officer)

Date: March 30, 2026	By:	/s/ Lisa Wolf
Lisa Wolf
Chief Financial Officer (Principal Financial and Accounting Officer)